                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant  /_/

Filed by a Party other than the Registrant  /X/

Check the appropriate box:

     /_/  Preliminary Proxy Statement

     /_/  Confidential,  for Use of the  Commission  Only (as  permitted by Rule
          14a-6(e)(2))

     /_/  Definitive Proxy Statement

     /X/  Definitive Additional Materials

     /_/  Soliciting Material Under Rule 14a-12

                             RURAL/METRO CORPORATION
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                (Name of Registrant as Specified in Its Charter)

                        ACCIPITER LIFE SCIENCES FUND, LP
                       ACCIPITER LIFE SCIENCES FUND II, LP
                  ACCIPITER LIFE SCIENCES FUND (OFFSHORE), LTD.
                ACCIPITER LIFE SCIENCES FUND II (OFFSHORE), LTD.
                    ACCIPITER LIFE SCIENCES FUND II (QP), LP
                              CANDENS CAPITAL, LLC
                        ACCIPITER CAPITAL MANAGEMENT, LLC
                                  GABE HOFFMAN
                                 NICOLE VIGLUCCI
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    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

     /X/  No fee required.

     /_/  Fee  computed on table below per Exchange  Act Rules  14a-6(i)(1)  and
          0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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     /_/  Check box if any part of the fee is offset as provided by Exchange Act
Rule  0-11(a)(2)  and identify the filing for which the  offsetting fee was paid previously.  Identify the previous filing by registration  statement  number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

                                      -2-

      On October 30, 2006, Accipiter Life Sciences Fund, LP ("Accipiter"),
together with the other participants, made a definitive filing with the
Securities and Exchange Commission ("SEC") of a proxy statement and accompanying
GOLD proxy card to be used to solicit votes for the election of its slate of director nominees at the 2006 annual meeting of stockholders scheduled to be held December 1, 2006 (the "2006 Annual Meeting") of Rural/Metro Corporation, a
Delaware corporation (the "Company").

Item 1: The following news article was published on November 20, 2006 by The
Arizona Republic:

RURAL/METRO IN BOARD BATTLE

HEDGE FUND SEEKS TO PUT 2 IN CHARGE, POSSIBLY SELL FIRM
JODIE SNYDER
The Arizona Republic
Nov. 20, 2006 12:00 AM

A New York hedge fund wants to put two of its own on Rural/Metro Corp.'s board, with the idea of selling the Scottsdale-based emergency services company as one of its options.

Accipiter Life Sciences, a division of Accipiter Capital Management, owns 7.7 percent of the stock of the company, which provides fire and ambulance services.
It is the company's fourth-largest institutional investor.

Accipiter wants shareholders to replace Rural/Metro's chair and co-vice chair with an Accipiter partner and employee.

Rural/Metro has a seven-member board with staggered terms. Votes will be announced at Rural/Metro's annual meeting Dec. 1.

Jack Brucker, Rural/Metro's CEO, said the company is taking the proxy fight seriously enough for him to go to Boston and New York last week to talk with other large institutional shareholders.

Accipiter, which has held Rural/Metro stock since July 2005, says the ambulance company needs to increase shareholder value, even if it means selling the company.

Rural/Metro officials have fired back, pointing out that Accipiter owns about 10 percent of Emergency Medical Services Corp., a Colorado-based competitor.

"It is an obvious conflict of interest," Brucker said.

Gabe Hoffman, Accipiter partner and one of the board nominees, said Accipiter's shares don't include voting stock.

"Accipiter has absolutely no premeditated agenda with respect to the different alternatives to creating shareholder value," he said.

As part of its campaign, Accipiter also wants the company to eliminate its poison-pill provisions and other anti-takeover measures. Those provisions have insulated board members and made them less accountable to shareholders,
Accipiter argues.

The hedge fund's other complaints include:

o FINANCIAL INFORMATION: The Rural/Metro board doesn't provide benchmarks or other ways to judge the company's performance, Accipiter said.

In response, Rural/Metro says companies are unduly penalized for not meeting certain marks and is publishing qualitative analysis rather than financial projections.

o SHELF REGISTRATION: In February, Rural/Metro filed a notice that it may issue more stock to help pay down debt. That is keeping the stock price artificially low, Accipiter said.

Rural/Metro officials say they will only issue the shares at a time when it won't hurt existing shareholders.

The company's plan is to continue honing operations and paying off its debt.

It has paid $28 million since March 2005.

For small individual shareholders, the fight came out of the blue.

Bruce Ramsey of Seattle said he was caught off guard by the dueling proxy statements that he found in his mailbox this month.

Ramsey, who started investing in Rural/Metro less than a year ago, said he wants to know more information about both sides. Rural/Metro didn't put anything on their Web site about it, and there's not much information available about
Accipiter, he said.

Accipiter's reputation is growing as an activist shareholder group.

In March, it criticized LifePoint, a Tennessee-based hospital chain, for its buyout of a hospital system and a proposed deal to buy five rural hospitals in
Virginia and West Virginia.

Accipiter, which held less than 2 percent of LifePoint's stock, tried to nominate a slate of three candidates to the company's board, but LifePoint said it missed the deadline for nominations.

Accipiter went to court to get on the ballot but was denied.